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                                                                    Exhibit 10.8


     The 1995 Corporate Sharing Plan was adopted by the Board of Directors of E.
I. du Pont de Nemours and Company on January 25, 1995.


                     E. I. DU PONT DE NEMOURS AND COMPANY

                          1995 CORPORATE SHARING PLAN


   I.  PURPOSE

        The purpose of this 1995 Corporate Sharing Plan (the "Plan") is to offer employees a favorable opportunity to share in the success of E. I. du Pont de Nemours and Company (the "Company") through stock options, thereby giving them a stake in the growth and prosperity of the Company and benefiting the Company.


  II.  FORM OF GRANTS

        Grants under this Plan will be in the form of nonqualified stock options to purchase shares of the Company's common stock.


 III.  LIMITATIONS ON GRANTS

     1. The aggregate number of shares of the Company's stock which may be made subject to stock options granted under this plan shall not exceed 12,000,000. The limitations set forth above shall be subject to adjustment as provided in Article XII hereof.

     2. No grants may be made under this Plan after December 31, 1995.


  IV.  ADMINISTRATION

     1. Except as otherwise specifically provided, the Plan shall be administered by the Compensation and Benefits Committee of the Company's Board of Directors.

     2. The Compensation and Benefits Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it deems appropriate for the proper administration of the Plan, and to make such determinations and take such steps in connection therewith as it deems necessary or advisable, including amending the Terms and Conditions.

     3. The decision of the Compensation and Benefits Committee with respect to any questions arising as to interpretation of this Plan, including the severability of any or all of the provisions thereof, shall be final, conclusive and binding.

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                                                                    Exhibit 10.8


     4. Nothing in this Plan shall be deemed to give any employee, or any employee's legal representatives or assigns, any right to participate in the Plan except to such extent, if any, as the Compensation and Benefits Committee may have determined or approved pursuant to the provisions of this Plan.


   V.  ELIGIBILITY FOR GRANTS

     1. Grants under this Plan may be made to employees of the Company a determined by the Board of Directors.

     2. The term "employee" may include an employee of a corporation or other business entity in which this Company shall directly or indirectly own fifty percent or more of the outstanding voting stock or other ownership interest (the term "sharing plan company" as used in this Plan shall mean a business entity whose employees are eligible for grants under this Plan), but shall exclude any director who is not also an officer or a full-time employee of a sharing plan company. The term "optionee" as used in this Plan means an employee to whom a stock option award has been granted under this Plan or, where appropriate, his or her successor in interest upon death.


  VI.  GRANTS

     1. Any grant made to an employee shall be made by the Board of Directors which shall take final action on any such grant.

     2. Grants may be made at any time under this Plan and in the form provided in Article II hereof.

     3. The date on which a grant shall be deemed to have been made under this Plan shall be the date of the Board of Directors authorization of the grant or such later date as may be determined by the Board of Directors at the time the grant is authorized. Each optionee shall be advised in writing by the Company of a grant and the terms and conditions thereof, which terms and conditions, as the Board of Directors from time to time shall determine, shall not be inconsistent with the provisions of this Plan.


 VII.  GRANT PRICE

        The price per share of the Company's common stock which may be purchased upon exercise of a stock option granted under this Plan shall be determined by the Board of Directors, but shall in no event be less than the fair market value of such share on the date

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                                                                    Exhibit 10.8


the stock option is granted, and in no event less than the par value thereof. For purposes of the grant price, fair market value shall be the average of the high and low prices of the Company's common stock as reported on the "NYSE-Composite Transactions Tape" on the date of grant of a stock option, or if no sales of such stock were reported on said Tape on such date, the average of the high and low prices of such stock on the next preceding day on which sales were reported on said Tape. Such price shall be subject to adjustment as provided in
Article XII hereof.


VIII.  OPTION TERM

        The term of each stock option granted under this Plan shall be for such period as the Board of Directors shall determine, but not for more than ten years from date of grant.


  IX.  EXERCISE OF OPTIONS

     1. Subject to the provisions of this Plan, each stock option granted hereunder shall be exercisable on such date or dates and during such period and for such number of shares as the Board of Directors may determine. However, in no event shall a stock option be exercisable prior to six months from date of grant. The Board of Directors may fix from time to time a minimum number of shares which must be purchased at the time a stock option is exercised.

     2. An optionee electing to exercise a stock option shall at the time of exercise pay the Company the full purchase price of the shares he or she has elected to purchase. Payment of the purchase price shall be made in cash. With respect to shares of the Company's common stock to be delivered upon exercise of a stock option, the Compensation and Benefits Committee shall periodically determine whether, and to what extent, such stock shall be in the form of new common stock issued for such purposes, or common stock acquired by the Company.


   X.  NONTRANSFERABILITY OF GRANTS

        During an optionee's lifetime no stock option granted under this Plan shall be transferable and stock options may be exercised only by the optionee.

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                                                                    Exhibit 10.8



  XI.  TERMINATION OF EMPLOYMENT

        The Board of Directors shall determine the rules relating to rights under stock options upon termination of employment.


 XII.  ADJUSTMENTS

     1. In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization, the Compensation and Benefits Committee shall make such adjustments, in the light of the change, as it deems to be equitable, both to the optionees and to the Company, in -

        (a) the number of shares and prices per share applicable to outstanding stock options,

        (b) the aggregate limitation set forth in Article III with respect to the number of shares which may be made subject to options.

        Furthermore, in the event of a distribution to common stockholders other than interim or year-end dividends declared as such by the Board of Directors, the Compensation and Benefits Committee shall make such adjustments, in the light of the distribution, as it deems to be equitable, both to the optionees and to the Company, in respect of the items descried in (a) above.

     2. Any fractional shares resulting from adjustments made pursuant to this Article shall be eliminated.


XIII.  AMENDMENTS

        The Company reserves the right to change this Plan in its discretion by action of the Compensation and Benefits Committee or discontinue this Plan in its discretion by action of the Board of Directors.

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